Exhibit 10.2

SEVENTH AMENDMENT

TO

THIRD AMENDED AND RESTATED LOAN AGREEMENT

This Seventh Amendment to Third Amended and Restated Loan Agreement (the “Seventh Amendment”) is dated August 11, 2004 and is made by and among Whitney National Bank (“Lender”), Conrad Shipyard, L.L.C. (“Borrower”), Orange Shipbuilding Company, Inc. (“Orange”) and Conrad Industries, Inc. (“Conrad”).

WHEREAS, Borrower and Guarantor have requested that Lender modify the Debt Service Coverage Ratio, the ratio of Current Assets to Current Liabilities and the Tangible Net Worth requirement in the Third Amended and Restated Loan Agreement, as amended, so that Borrower will not violate its terms and conditions;

WHEREAS, Lender is agreeable provided that the margin on the Libor Rate increases from 225 basis points to 275 basis points and the Base Rate increases from JPMorgan Chase Prime Rate to JPMorgan Chase Prime Rate plus 50 basis points and a covenant covering EBITDA is added; and

WHEREAS, the parties wish to amend that certain Third Amended and Restated Loan Agreement by and among Lender, Borrower, Orange and Conrad, dated July 18, 2002, as amended by the First Amendment to the Third Amended and Restated Loan Agreement, dated March 21, 2003, the Second Amendment to Third Amended and Restated Loan Agreement, dated as of May 9, 2003, the Third Amendment to Third Amended and Restated Loan Agreement, dated July 11, 2003, the Fourth Amendment to Third Amended and Restated Loan Agreement, dated November 10, 2003, the Fifth Amendment to Third Amended and Restated Loan Agreement, dated February 13, 2004, and the Sixth Amendment to Third Amended and Restated Loan Agreement, dated March 26, 2004 (collectively the “Loan Agreement”) as set forth below.

NOW THEREFORE, the parties hereby agree as follows:

1. As used herein, capitalized terms not defined herein shall have the meanings attributed to them in the Loan Agreement. The Loan Agreement is hereby amended by amending and restating the definitions of “Base Rate” and “Libor Rate”and adding a definition of EBITDA in Section 1.01 as follows:

“Base Rate” shall mean JPMorgan Chase Prime Rate plus fifty basis points (.50%). JPMorgan Chase Prime Rate shall mean that rate of interest as recorded by JPMorgan Chase Bank from time to time as its prime lending rate with the rate of interest to change when and as said prime lending rate changes. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in JPMorgan Chase Prime Rate shall take effect at the time of such change in JPMorgan Chase Prime Rate.

“EBITDA” shall mean shall mean, for any period, the sum of the following: (a) Consolidated net income during such period plus (b) to the extent deducted in determining Consolidated net income, the sum of (i) Consolidated interest expense during such period, plus (ii) all provisions for any federal, state, local and/or foreign income taxes made by Borrower, Guarantor or any Subsidiary during such period (whether paid or deferred) plus (iii) all depreciation and amortization expenses and all other non-cash items of Borrower Guarantor and any Subsidiary during such period, all determined on a Consolidated basis as determined in accordance with GAAP.

“Libor Rate” shall mean, effective as of the date of this Seventh Amendment, an interest rate per annum (rounded upward to the nearest hundredth of a percent (1/100 of 1%)) which is the offered quotation to Lender of the London interbank offered rate for U.S. Dollar deposits of amounts in immediately available funds in the London market for one month, two months, three months or six months as recorded by Bloomberg, L.P. or such other service used by Lender as an information vendor for the purpose of displaying British Bankers’ Association interest settlement rates for U.S. Dollar Deposits, as determined by Lender as of the opening of business of Lender or as soon thereafter as practicable, plus the applicable margin of 275 basis points (2.75%). The Libor Rate shall be determined by Lender on the first Business Day of each Interest Period with the change in the Libor Rate to be effective as of such Business Day.

2. Section 5.01 of the Loan Agreement is hereby amended by amending and restating subsections (b), (c) and (d) and adding a subsection (e) as follows:

Section 5.01. Financial Covenants. Borrower shall comply with the following Financial Covenants until the Loan has been paid in full:

* * *

(b) Debt Service Coverage Ratio. Borrower on a Consolidated basis with Guarantor and each Subsidiary shall maintain during the existence of the Loan a Debt Service Coverage Ratio commencing as follows:

(i)	As of December 31, 2005, a Debt Service Coverage Ratio of 1.10 calculated using the cumulative financial statements for the first, second, third and fourth quarters of 2005.

(ii)	After December 31, 2005, a Debt Service Coverage Ratio of 1.25 calculated each quarter using the cumulative financial statements for the four previous quarters on a rolling basis.

(c) Current Ratio. Borrower on a Consolidated basis with Guarantor and each Subsidiary shall maintain at all times during the existence of the Loan a ratio of Current Assets (minus any prepaid expenses) to Current Liabilities as follows:

(i) As of September 30, 2004, December 31, 2004, March 31, 2005, June 30, 2005 and September 30, 2005, a ratio of Current Assets (minus any prepaid expenses) to Current Liabilities of 1.0 to 1.0 or greater.

(ii) As of December 31, 2005 and as of the end of each quarter thereafter, a ratio of Current Assets (minus any prepaid expenses) to Current Liabilities of 1.1 to 1.0 or greater.

(d) Tangible Net Worth. Borrower on a Consolidated basis with Guarantor and each Subsidiary shall maintain at all times during the existence of the Loan a

Tangible Net Worth of at least $19,250,000.00 as of September 30, 2004, December 31, 2004, March 31, 2005, June 30, 2005 and September 30, 2005 and each quarter thereafter.

(e) EBITDA. Borrower on a Consolidated basis with Guarantor and each Subsidiary shall maintain during the existence of the Loan an EBITDA as follows:

(i) as of March 31, 2005, the sum of $500,000.00 calculated using the financial statements for the first quarter of 2005,

(ii) as of June 30, 2005, the sum of $1,250,000.00, calculated using the cumulative financial statements for the first and second quarters of 2005, and

(iii) as of September 30, 2005 the sum of $2,250,000.00 calculated using the cumulative financial statements for the first, second and third quarter of 2005.

After September 30, 2005, this covenant is replaced with the Debt Service Coverage Ratio.

3. Lender does hereby waive any event which may be a Default as the result of Borrower on a consolidated basis with Guarantor and each Subsidiary not complying with the Debt Service Coverage Ratio, the ratio of Current Assets to Current Liabilities and the Tangible Net Worth requirement in force prior to the effective date of this Seventh Amendment. In connection with the foregoing and only in connection with the foregoing, the Loan Agreement is hereby amended, but in all other respects all of the terms and conditions of the Loan Agreement remain unaffected.

4. Except as provided above in paragraph 3, Borrower, Orange and Conrad acknowledge and agree that this Seventh Amendment shall not constitute a waiver of any Default(s) under the Loan Agreement or any documents executed in connection therewith, all of Lender’s rights and remedies being preserved and maintained. Borrowers, Orange and Conrad hereby represent and warrant to Lender that no Default has occurred under the Loan Agreement and there has not occurred any condition, event or act which constitutes, or with notice or lapse of time (or both) would constitute, a Default under the Loan Agreement. Borrower, Orange and Conrad further acknowledge that the Collateral Documents and the continuing guaranties of Orange and Conrad remain in full force and effect and that the Collateral Documents and the continuing guaranties of Orange and Conrad continue to secure the payment and performance of the Obligations, as hereby amended, in accordance with their terms.

5. This Seventh Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be duly executed.

LENDER:		BORROWER:
WHITNEY NATIONAL BANK		CONRAD SHIPYARD, L.L.C.

By:	/S/ ROBERT L. BROWNING	By:	/S/ LEWIS J. DERBES, JR.
	Robert L. Browning		Lewis J. Derbes, Jr.
	Its: Senior Vice President		Its: Treasurer/Secretary and Manager

GUARANTORS:
ORANGE SHIPBUILDING COMPANY, INC.

		By:	/S/ LEWIS J. DERBES, JR.
Lewis J. Derbes, Jr.
Its: Secretary and Treasurer

CONRAD INDUSTRIES, INC.

		By:	/S/ LEWIS J. DERBES, JR.
Lewis J. Derbes, Jr.
Its: Vice President and
Chief Financial Officer